UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):	November 12, 2014

Medgenics, Inc.

(Exact Name of Issuer as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	1-35112 (Commission File Number)	98-0217544 (I.R.S. Employer Identification Number)

435 Devon Park Drive, Building 700 Wayne, Pennsylvania (Address of Principal Executive Offices)	19087 (Zip Code)

(610) 254-4201 (Registrant’s Telephone Number, Including Area Code)

Not applicable (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01. Entry Into a Material Definitive Agreement.

On November 12, 2014, Medgenics, Inc., a Delaware corporation, through its wholly owned subsidiary Medgenics Medical Israel Ltd., a company organized under the laws of the State of Israel, (collectively, the “Company”), entered into a Sponsored Research Agreement (the “Research Agreement”) and a License Agreement (the “License Agreement”) with The Children’s Hospital Of Philadelphia, a Pennsylvania nonprofit corporation (“CHOP”).

Under the terms of the Research Agreement, the Company agreed to sponsor research at CHOP with respect to the recruitment and genetic analysis of patents with rare Mendelian diseases to accelerate discovery of diagnostic and therapeutic targets. As consideration for the research program, the Company is obligated to pay CHOP $4,475,765 on a specified timeline during the initial year of the Research Agreement. In exchange for the Company’s sponsorship of the research program, CHOP has granted the Company options over certain intellectual property created in the course of the research. The initial term of the Research Agreement is one year. The Company has the unilateral right to extend the term of the Research Agreement for an additional two-year term beyond the initial term and to provide additional funding for such an extension.

Under the terms of the License Agreement, CHOP granted the Company (i) an exclusive, sublicensable license to use certain patent rights covering potential diagnostic and therapeutic targets (ii) an exclusive, non-sublicensable license to use certain biospecimen and phenotypic data collected from patients with rare and orphan diseases and their family members, (iii) a non-exclusive, sublicensable license to use certain know how related to such patent rights, biospecimen and phenotypic data, (iv) a non-exclusive and non-sublicensable license to use certain biospecimen and phenotypic data collected from patients with non-rare and orphan diseases, and (v) an exclusive option to negotiate licenses to commercialize certain inventions that may be created in the future that target rare and orphan diseases. In consideration of the licenses and option granted under the License Agreement, the Company will pay to CHOP a license issuance fee of $500,000, certain maintenance fees, certain milestone payments, low single-digit royalties on net sales of all licensed products and a percentage of amounts received from sublicensing activities.

The License Agreement terminates upon the expiration date of the last-to-expire royalty term under the License Agreement, however (i) CHOP may terminate the License Agreement upon an uncured default by the Company of the License Agreement or the failure by the Company to meet certain development and/or commercialization milestones under such License Agreement or if the Company becomes insolvent or enters into bankruptcy proceedings, and (ii) the Company may terminate the License Agreement at any time with six months’ prior written notice to CHOP.

You should read the complete Research Agreement and License Agreement, each of which shall be attached as an exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ending December 31, 2014 (the “Form 10-K”). The Company intends to seek confidential treatment for certain terms of the Research Agreement and License Agreement at the time of filing such agreements with the Form 10-K.

The Company issued a press release on November 12, 2014, announcing the entrance into the Research Agreement and the License Agreement. A copy of such press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and incorporated herein by reference.

Item 8.01. Other Events.

On November 12, 2014, the Company posted to its website at www.medgenics.com an updated slide presentation containing additional clinical data from the ongoing MDGN-201 clinical trial, "Safety and Efficacy of Sustained Erythropoietin Therapy of Anemia in Chronic Kidney Disease Patients and End-Stage Renal Disease (ESRD) Dialysis Patients using TARGTEPO™ (formerly known as EPODURE™ BioPump™).” A copy of this slide presentation is attached as Exhibit 99.2 and incorporated by reference herein. The slide presentation is available in the Investor section of the Company’s website.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits: The Exhibit Index annexed hereto is incorporated herein by reference.

99.1	Press Release dated November 12, 2014

99.2	Slide presentation dated November 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Medgenics, Inc.

Date: November 12, 2014	By: /s/ John Leaman John Leaman Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Exhibit

99.1	Press Release dated November 12, 2014

99.2	Slide presentation dated November 2014